Exhibit 99.1

New York Analyst Presentation November 9, 2007

Good morning!

I am Russ Strobel, Chairman, President and Chief Executive Officer of Nicor Inc. With me today is Rick Hawley, Executive Vice President and Chief Financial Officer and Mark Knox, Director Investor Relations.

Agenda Long-term Objectives Business Overview and Strategies Financial Update Legal Update Wrap-up

Here is today's agenda.

I'll start by briefly covering our long-term objectives, followed by an overview of our gas distribution business. Rick will then follow with an overview of our unregulated businesses and a brief financial and legal update.

I'll then return to wrap things up and take your questions.

Caution Concerning Forward- Looking Statements This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission.

Due to requirements around non-selective disclosure we will address only questions concerning matters that have been previously made public and broadly disseminated.

Please keep this in mind when asking your questions and considering our responses.

Primary Businesses Gas Distribution Wholesale Energy Services Containerized Shipping Retail Services

As many of you know, Nicor continues to be built on the foundation of two core businesses.

     • Our natural gas distribution segment, Nicor Gas, and

     • Our containerized shipping segment, Tropical Shipping.

We also have other energy-related businesses, which are built on the:
               • assets,
               • expertise,
               • customer base,
               • reputation, and
               • location of Nicor Gas.

Financial Objectives Key Strategies Steady earnings growth Maintain high returns on equity Pay solid dividend Sustain financial performance in our gas distribution business Expand our shipping operations Develop new products and services and expand geographically in our retail energy businesses Capitalize on capabilities and expand service offerings in our wholesale energy services business Maintain our financial strength Objectives and Strategies

Over the years, we have remained committed to three simple objectives:
     • providing steady earnings growth,
     • maintaining high returns on equity, and
     • paying a solid dividend.

To achieve these objectives, we are committed to actions that will improve our performance:
     • Grow our core businesses by sustaining the financial performance of our gas distribution business and further expanding our shipping operations,
     • Develop new products and services; and expand geographically in our retail energy businesses,
     • Capitalize on the capabilities; and expand our service offerings of our wholesale energy services business and
     • Maintain our financial strength.

Business Strategies Approach Disciplined and systematic Synergies and strategic fit with core businesses Foundation Strong financial position Large customer base Strategic locations and assets Successful unregulated businesses Solid management team

Our approach to grow our business over the long-term has been and will remain disciplined and systematic.

Any opportunities we pursue will have a direct synergy and strategic fit with our core businesses.

I believe we have several factors that will contribute to our long-term success including:
          • a large customer base,
          • strategic locations and assets,
          • successful unregulated businesses, and
          • a strong financial position.

Supporting these distinguishing qualities is a solid and diverse management team.

Let me now discuss our gas distribution business and related strategies in more detail.

Nicor Gas Profile Gas distribution 2.2 million customers in northern Illinois Diverse customer base Customer growth Premium service territory Operating efficiency Significant supply assets Strategic location Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet Solid balance sheet

Our primary business is Nicor Gas.

• Nicor Gas is one of the largest natural gas distributors in the nation.

• Nicor Gas serves nearly 2.2 million customers in northern Illinois - excluding the city of Chicago.

• We have a reputation of providing safe, reliable, cost effective service.

• We serve a good market for natural gas:
          • with a diverse mix of industries,
          • consistent growth in customers, and
          • a high demand for space heating.

• We are at or near the top for most efficiency measures in our industry, which contributes to our long history of low base rates.

(CONTINUED ON NEXT PAGE)

• We have significant underground storage assets - about 150 BCF of annual storage capacity.

• We are strategically located on the nation's Midwest natural gas pipeline grid– with access to 8 interstate pipelines.

• And we have a strong balance sheet – long-term debt AA rated by S&P.

Business Environment Key Strategies High gas prices and volatility Demand erosion Increased costs of doing business Manage controllable cost increases Improve operating effectiveness Evaluate potential rate relief mechanisms Provide safe, reliable and quality customer service Maintain a high- performance culture Nicor Gas

As I stated earlier, one of our key objectives is to grow our core businesses by sustaining the financial performance of our gas distribution business.

In the fall of 2005, we took a positive step toward rebuilding the earnings level of Nicor Gas when the Illinois Commerce Commission granted Nicor Gas an annual increase in rates of about $30 million.

However, like most LDCs, Nicor Gas continues to operate in a challenging business environment.

The economic environment in our service territory, like many other parts of the country is challenging. Natural gas prices remain high and volatile. These factors impact our business in many ways –
     • Residential customers are more apt to conserve energy and purchase new energy-efficient heating systems,
     • Demand diminishes; and
     • Bad debt and other operating costs increase.

Nicor Gas' cost of business, exclusive of the effects of gas prices, has also increased, due in large part to higher depreciation, health care, labor and compliance-related costs. Many of the same factors impacting all industries.

To mitigate these factors, we have and we will continue our focus on achieving new levels of efficiencies, managing operating costs we can control and on improving the overall effectiveness of our operations.

(CONTINUED ON NEXT PAGE)

This renewed focus has already produced meaningful results and has created an enhanced environment to encourage and promote creative thinking by our employees for reducing costs, eliminating inefficiencies and improving work processes.

We will also continue to monitor the regulatory environment, both in Illinois and nationwide, with the goal of identifying and seeking appropriate rate relief mechanisms that would allow us to mitigate the impact of higher natural gas and operating costs, to reduce earnings volatility, and produce a reasonable return for our investors.

While managing our financial results, we will also uphold our pledge to provide safe, reliable and quality customer service and to maintain a high-performance, diverse organization that delivers business results.

Let me now turn things over to Rick who will discuss our unregulated businesses and related strategies.

Tropical Shipping Containerized Shipping Serves Caribbean and Bahamas High market shares in ports served Excellent reputation Strong margins and good internal cash flow Experienced management team

Thanks Russ.

Our second largest business is Tropical Shipping.

Tropical Shipping is:

     • A major carrier of exports from the U.S. east coast and Canada to the Caribbean and Bahamas.

     • It is one of the largest transporters of containerized cargo in its service territory.

     • It is a niche player with assets customized for its region.

     • It has leading market shares in most of the ports it serves.

     • It is built on a reputation for on-time, high-quality service.

     • It generates strong margins with good internal cash flow.

     • And, it has an experienced and capable management team.

Business Environment Key Strategies Tax-related benefits Price and volume pressures Fuel prices Changing trade patterns Stricter homeland security requirements Continue to grow and expand the business Strategic niche acquisitions Focus on cost controls Take advantage of new trans-shipment opportunities Improve service delivery, reliability and asset utilization Tropical Shipping

Tropical's earnings are expected to continue to be strong as we look forward.

2007 earnings should also continue to benefit from steps taken in January 2006 when we reorganized certain shipping and related operations principally to take advantage of provisions of the American Jobs Creation Act, providing an opportunity to minimize the federal income tax impact on Tropical's ongoing earnings.

Essentially the reorganization involved the transfer of certain assets and personnel, principally from U.S. companies to the offshore subsidiaries.

As a result of that reorganization, to the extent shipping earnings are not repatriated to the U.S., such earnings are not subject to current federal taxation.

Despite these upside potentials, Tropical's performance could face challenges from –

     • Ongoing competition and its impact on rates and volumes;

     • Increases in fuel prices (may impact customer inventory levels and imports),

     • Higher costs caused by stricter homeland security requirements,

     • And changes in global trading patterns (caused by homeland security constraints, more direct purchases from
        Far East, and higher U.S. duty rates compared to Caribbean produced goods).

(CONTINUED ON NEXT PAGE)

Still, over the years, Tropical has been able to grow its business through a combination of –

     • Opportunistic expansion, and

     • Niche acquisitions.

Going forward, the company plans to continue with this approach and expects to further increase its market position by -

     • Intensifying its focus on cost reduction efforts to preserve margins,

     • Expanding its less-than-container-load and cargo insurance businesses,

     • Capitalizing on new interisland trans-shipment opportunities caused by changes in global trading patterns, and

     • Improving service delivery, reliability and asset utilization.

Provider of warranty and energy- related products and services Warranty Utility Line Coverage Gas & Electric line protection Heating/Air Conditioning Coverage Repair and maintenance plans Appliance Coverage HVAC and repair/replacement services Utility-bill management products Commodity Price Protection Plans Fixed Bill/Lock 12 Mitigates weather risk at utility Other Energy-Related Ventures - Retail Services

Let me now turn to our other energy-related ventures, starting with our retail energy businesses.

Businesses under this platform offer a range of warranty and energy-related products and services including:
     • warranty coverage contracts on utility lines, residential heating and cooling systems and appliances,

     • HVAC-related repair and replacement services,

     • utility billing management products, and

     • commodity-based products - as a certified alternative gas supplier in Illinois.

Driven in large part by new customer contracts and new product offerings, these businesses have made meaningful contributions to our overall earnings in recent years and their outlook for continued growth remains positive.

We also get another benefit from our other energy-related ventures. One of our utility-bill management products, offered through our retail businesses, provide a natural and partial offset to the weather risk at our gas distribution business.

The amount of the offset will vary depending on a number of factors, but for 2006 it offset a little more than 50 percent of our utility's weather impact.

Pipeline Contracts Nicor Gas Michcon NGPL Northern Border Northern Natural Other Energy Ventures - Wholesale Energy Services Leased Storage NGPL Enerchange - Wholesale marketing and trading of natural gas supply- related services Provides physical commodity and risk support for Retail Services products Hub administration manages and markets Nicor Gas' storage and transportation services for wholesale customers Supports new storage facility development

We also have wholesale supply-related businesses – Nicor Enerchange. We started Enerchange in 1998 and over the last 10 years it has grown from a start-up business into a meaningful contributor to our earnings.

Enerchange focuses on contracting, acquiring and utilizing midstream assets along corridors to Midwest markets.

Specifically, Enerchange engages in the wholesale marketing and trading of natural gas supply related services to others including intrastate and interstate pipelines, LDCs, power generators, natural gas marketers and brokers, and commercial/industrial end-users.

By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide added value to customers.

Enerchange's primary activities in addition to those storage and trading efforts include -

     • Procuring commodity, and managing the financial derivatives and risks to support certain products offered by our retail services platform (i.e. fixed bill and commodity-based product).

     • Administering and marketing the Chicago Hub on behalf of Nicor Gas - a business that provides interruptible transportation and storage services to wholesale pipeline shippers and marketers doing business at the Chicago city gate using any underutilized capacity our utility has available.

Finally, Enerchange is also engaging in the potential development of new natural gas storage assets around the country that it can market and manage through its Hub group and possibly take capacity on for its trading activities.

Retail Services Wholesale Services Expand geographically into new markets Increase market share of existing products and services Develop new products and services Improve operating efficiencies and effectively manage risks Expand geographic scope of midstream assets Continue to build our commercial and industrial end-user customer base Leverage the physical and financial positions we take in supporting our retail products Develop new natural gas storage facilities Other Energy-Related Ventures - Strategies

Overall, our other energy-related ventures are a key component of our business strategies. Unlike our utility, an environment of high gas costs and volatility tends to increase the demand for many of our other energy ventures products and services.

For our retail services, we are taking a prudent and structured approach to developing this segment by:

     • evaluating expansion opportunities into new markets outside of our existing territories, including extending our inbound call services to other utilities, offering one-stop connection services for "new movers" via phone or internet outlets and/or developing alternate marketing channels focused on customer move ins/outs,

     • increasing the market share of current products and services in Nicor's existing territory by continuing to sell products and services on the inbound calls to our utility and testing various fixed and variable price energy products,

     • developing new products and services,

     • continuing to improve operating efficiencies and managing risks.

For our wholesale energy services, we want to optimize the use of storage and transmission assets to improve our long-term earnings.

Additional opportunities for growing this business may exist by:

     • expanding transportation and storage assets under management so we can grow our volumes and earnings,

     • continuing to build our commercial/industrial end-user customer base in our utility's territory, which provides sustainable margin and gives us increased storage capacity to optimize,

     • Leveraging the physical and financial positions we take in supporting Nicor's Retail Services' commodity products to generate additional trading margin,

     • Developing new storage facilities that we can market and manage with our Hub services expertise.

Let me turn now to a brief financial and legal update.

Financial Update Nine-Months Ended EPS 2007 2006 Reported diluted EPS 1.76 1.57 Absent noteworthy items 1.65 1.74

As we reported in our press release on November 1, 2007 announcing our 2007 third quarter financial results, nine-months earnings per share were $1.76, compared to $1.57 per share for the same period in 2006. Both periods included noteworthy items.

2007 nine-month financial results included the effects of a pretax mercury reserve adjustment and cost recoveries aggregating approximately $8 million ($.11 per share after-tax). 2006 nine-month financial results included the effects of a first quarter pretax cost recovery associated with our mercury repair and inspection program of $3.8 million ($.05 per share after-tax) and a second quarter charge associated with a SEC inquiry of $10 million ($.22 per share non-deductible for tax purposes).

Removing the effects of these items for comparison purposes gives you 2007 nine-month earnings of about $1.65 per share compared to $1.74 per share in 2006.

Excluding the noteworthy items, earnings for the 2007 nine-month period, compared to 2006, reflect higher operating results in our gas distribution business (before consideration of the mercury-related items) and other energy-related ventures; partially offset by lower operating results in our shipping business and lower corporate income (before consideration of the charge associated with the SEC inquiry).

Year-to-date comparisons also were impacted by higher average common shares outstanding in 2007 and the absence of certain income tax benefits recognized in 2006.

Financial Update 2007 Financial Outlook The earnings per share estimate provided in our 2007 third quarter earnings announcement on November 1, 2007 indicated a range of $2.76 to $2.96 This estimate remained unchanged from the guidance provided at the time we provided our second quarter 2007 financial results Consistent with prior guidance, the estimates assumed, among other things, normal weather for the remainder of the year and excluded any impacts associated with fair value accounting adjustments, the ICC's PBR/PGA review, other contingencies or changes in tax laws

Let me now turn to our outlook for 2007.

Regarding our 2007 outlook, we indicated in our third quarter 2007 earnings release on November 1, 2007 and the related conference call, that our 2007 earnings per share estimate will be in the range of $2.76 to $2.96 per share. This estimate remained unchanged from the guidance provided in July 2007 when we issued our 2007 second quarter results.

Our outlook assumed normal weather for the remainder of the year, but excluded, among other things, any future impacts associated with the ICC's PBR plan/PGA review, other contingencies or changes in tax laws. Our estimate also does not reflect the future variability in earnings due to fair value accounting adjustments at Enerchange and other impacts that could occur because of volatility in the natural gas markets.

As a reminder, we will only provide updates to annual earnings guidance as part of our quarterly and annual earnings releases.

Legal Update Performance-base rate plan Proceedings have recommenced Nicor Gas submitted direct testimony in April 2006 - modest change in our position of amounts due from customers No timeline for decision

Let me briefly update you on the status of our PBR regulatory matter – the background of which is extensively covered in our periodic filings with the SEC.

In December 2006, the Administrative Law Judges issued a scheduling order that provided for the submission by Nicor Gas of its direct testimony in April 2007. Our new testimony resulted in a modest change in our position of amounts due from customers. At this time, no date has been set for the submission of testimony by other parties to the proceeding.

We can not be sure when the proceedings will conclude or issues will be resolved. The next status hearing is scheduled for December 13, 2007.

Let me now turn it back to Russ to wrap things up.

Key Messages Nicor is a financially strong company Current economic climate, combined with high gas costs, have increased costs, and are putting pressure on operating results Actions have been taken to mitigate cost pressures at our gas distribution business through a renewed focus on cost management activities Unregulated businesses continue to perform solidly Experienced leadership team Focused on customer satisfaction and good corporate citizenship Wrap-Up

In closing, let me stress a few key points.

First, Nicor is a financially strong company.

However, like many others in our industry, the impacts of our current economic climate, together with high gas costs, have increased our costs of doing business and are putting pressure on our operating results.

Importantly, results at our primary business, Nicor Gas have benefited from our continued emphasis and focus on cost management activities. These activities have helped to mitigate some of the negative pressure on this year's operating results, and continued success in our cost containment efforts remains critical to achieving our overall targets.

Our shipping business, Tropical, continues to produce good operating results. Tropical management has been effective in dealing with the competitive and cost pressures of that business and we expect they will continue to do so.

Regarding our other energy-related ventures, we continue to be pleased with the performance of this growth platform. The ability to grow this platform is an important part of our overall corporate strategy.

Lastly, supporting these qualities is an experienced management team and dedicated employees who have a passion for –

     • providing safe, reliable and quality customer service,

     • developing new and profitable product/service offerings, and

     • being good corporate citizens.

Visit our website: www.nicor.com

We thank you for your interest in our company and we will now open the floor for questions.